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                                                                   EXHIBIT 10.19



                                 TRANSTAR, INC.
                          SUPPLEMENTAL PENSION PROGRAM

                            EFFECTIVE JANUARY 1, 1994


         The term "Executive" as used herein means the President & Chief Executive Officer of Transtar, Inc. The term "Company" means Transtar, Inc.

         The terms "continuous service", "allowed service", "accrued benefit", and "surviving spouse" as used herein means Continuous Service, Allowed Service, Accrued Benefit, and surviving spouse as determined under the Transtar, Inc. Non-Contributory Pension Plan (hereinafter "the Plan").

         If the Executive retires or otherwise terminates employment under conditions of eligibility for an immediate pension pursuant to the provisions of the Plan, excluding retirement without the consent of the Company prior to age 60 pursuant to the 30-year sole option provision, he will be eligible to receive the supplemental pension provided under this Program. In no event shall the supplemental pension provided under this Program be less than the Executive's accrued benefit.

         The surviving spouse of an Executive who has accrued at least 15 years of continuous service and who dies (i) prior to retirement, or (ii) after retirement under conditions of eligibility for an immediate pension pursuant to the provisions of the Plan, excluding retirement without the consent of the Company prior to age 60 pursuant to the 30-year sole option provisions, will be eligible to receive the supplemental surviving spouse benefit provided under this Program.

         Average earnings as used herein shall be equal to the total bonuses paid or credited to the Executive pursuant to the Transtar Incentive Compensation Plan with respect to the three calendar years for which total bonus payments or deferrals (or such other payments as shall have been designated as creditable by the Board of Directors of the Company) were the highest out of the last ten consecutive calendar years immediately prior to the calendar year in which retirement or death occurs divided by thirty-six. Bonus payments or deferrals (or such other payments) will be considered as having been made for the calendar year in which the applicable services were performed rather than for the calendar year in which the bonus payment was actually received.

         The Average Earnings used in the determination of benefits under this Program as of retirement will be recalculated using any bonus payable for the calendar year in which retirement occurs if such bonus produces Average Earnings greater than that determined at retirement.

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         The Supplemental Pension provided under this program shall be determined by multiplying Average Earnings by a percentage which shall be equal to the sum of 1.54% for each year of continuous service and each year of allowed service.

         The Supplemental Surviving Spouse Benefit provided under this Program shall be equal to 50% of the Supplemental Pension (i) that would have been payable to the Executive had the Executive retired as of the date of death in the case of death prior to retirement, or (ii) that was being paid to the Executive in the case of death after retirement. Payments shall be payable monthly for the life of the surviving spouse and shall commence with the month following the month in which the Executive's death occurs.

         Except if the Executive elects, prior to the earlier of retirement or death, to have both the benefits payable to him and the benefits payable to his surviving spouse paid on a monthly basis or to have the benefits payable to him (but not the benefits payable to his surviving spouse) paid on a monthly basis, he shall receive a lump sum distribution of both the monthly pension and monthly surviving spouse benefits payable. The lump sum distribution shall be equal to the present value of the amounts payable to the Executive and the Executive's spouse based on the joint life expectancy of said individuals, using tables adopted by the Company, or the life expectancy of the Executive's spouse in the event of the Executive's death prior to retirement or in the event that the Executive has elected to receive his monthly benefits in the form of an annuity but has not made the same election on behalf of his spouse with respect to surviving spouse benefits, and the interest rate established under the Pension Benefit Guaranty Corporation regulations to determine the present value of immediate annuities in the event of plan termination. Any lump sum distribution shall be payable within 60 days following retirement, or death, and shall represent full and final settlement of all benefits provided hereunder.

         Benefits provided by this Program shall be paid out of general assets of the Company.

         The Vice President-Administration is responsible for administration of this Program.

         The Company may at any time, and from time to time, by action of its Board of Directors, modify or amend, in whole or in part, or terminate any or all of the provisions of this Program.